Exhibit 77Q1(g)

The Agreement and Plan of Reorganization by and between Lord Abbett Research Fund, Inc. (“Research Fund”), on behalf of its series, Lord Abbett Classic Stock Fund and Lord Abbett Calibrated Dividend Growth Fund and dated November 8, 2013 is hereby incorporated by reference to Research Fund’s Post-Effective Amendment No. 1 to Registration Statement filed with the U.S. Securities and Exchange Commission on December 12, 2013.